                                                                    EXHIBIT 3.12


                          CERTIFICATE OF INCORPORATION

                                       OF

                             CCA INTERNATIONAL, INC.

         The undersigned, for the purposes of forming a corporation pursuant to Sections 101 and 102 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                       I.

         The name of the corporation (hereinafter called the "Company) is CCA International, Inc.

                                       II.

         The registered office of the Company in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

                                      III.

         The purpose for which the Company is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, including, but not limited to:

         (a) To engage in the management of correctional or detention facilities and institutions, including consultation in all areas of correctional science and establishment of correctional policy and programs to include ownership, management, design or leasing of and instruction, teaching or consulting of correctional or detention facilities and institutions.

         (b) To take, buy, exchange, lease, or otherwise acquire real estate and any interest or right therein; to hold, own, operate, control, maintain, manage, and develop them, and to survey, subdivide, plat, and improve for purposes of sales, lease, or otherwise; to do and perform all things needful and lawful for their development for agriculture, residence, trade, and business; to construct, maintain, alter, manage, and control directly, or through ownership of stock in any other corporation, any and all kinds of buildings, stores, offices, warehouses, mills, shops, factories, machinery, and plants, and any and all other structures and erections which may at any time be necessary, useful, or advantageous for the purpose of this Company; and to manufacture, produce, purchase, finance, or otherwise acquire, sell, or otherwise dispose of, import, export, distribute, deal in and with, whether as principal or agent, goods, wares, merchandise, services, properties, securities, certificates of indebtedness, and materials of every kind and description, whether now known or hereafter to be discovered or invented, so long as such activity shall be lawful in the place in which it is performed;

         (c) To make and enter into contracts of any and all types required, necessary, or incidental to the conduct of the business of the Company, and to borrow money by any and all lawful means;

         (d) To acquire by purchase, lease, or otherwise, or to dispose of in any lawful manner, all property, whether real, personal, or mixed, and to operate with all the powers conferred on corporations by and under the laws of the State of Delaware not inconsistent herewith.

                                       IV.

         The Company is authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Company shall have authority to issue is Three Thousand (3,000) shares, consisting of Twenty-Five Hundred (2,500) shares of Common Stock, $.0l par value per share ("Common Stock") and Five Hundred (500) shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"). The shares of Preferred Stock may be issued from time to time in one or more series as may be determined from time to time by the Board of Directors, each such series to be distinctly designated. Except in respect to the particulars fixed by the Board of Directors for series provided for by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such series, and the preferences and relative, participating, optional, and other special rights of each such series, and the qualifications, limitations, and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Company is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular series of Preferred Stock so designated by the Board of Directors, the number of shares of stock of such series, the voting powers of stock of such series, if any, and the designations, preferences, and relative, participating, optional, and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

         (a) The rate and times at which, and the terms and conditions on which, dividends on Preferred Stock of such series will be paid;

         (b) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of other classes or series of stock of the Company, and the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion price or rate in such events as the Board of Directors shall determine;

         (c) The redemption price or prices, and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed; and

         (d) The rights of the holders of Preferred Stock of such series upon the voluntary or involuntary dissolution, liquidation, or winding up of the Company.

         Subject to the provisions of this Article IV, shares of one or more series of Preferred Stock may be authorized or issued in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized by this Certificate of Incorporation, from time to time as the Board of Directors of the Company shall determine, and for such consideration as shall be fixed by the Board of Directors, and the Board of Directors is authorized to increase or decrease the number of shares of any such series, but not below the number of shares thereof then outstanding.

                                       V.

         The name and mailing address of the incorporator is:

      Name                                    Address
      ----                                    -------

G. William Speer                    400 Perimeter Center Terrace
                                    Suite 1050
                                    Atlanta, Georgia 30346

                                       VI.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend, alter, change, or repeal, in whole or in part, the By-laws of the Company.

                                      VII.

         The number of Directors shall be fixed from time to time by the By-laws, and the number may be increased or decreased as therein provided.

                                      VIII.

         The business and affairs of the Company shall be managed by the Board of Directors, and the Directors need not be elected by ballot unless otherwise required by the By-laws of the Company.

                                       IX.

         A Director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this provision does not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or its successors, or (iv) for any transaction from which the Director derived an improper personal benefit.

                                       X.

         The existence of the Company shall be perpetual.

                                       XI.

         The Company reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware. All rights herein conferred to the stockholders are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned, being the sole Incorporator hereinabove named, hereby certifies that the facts herein stated are true and, accordingly, has signed this Certificate of Incorporation this 19th day of December, 1986.



                                      /s/ G. William Speer
                                      ----------------------------------
                                      G. William Speer